                                                                    Exhibit 99.1
                                 [TRANSPRO LOGO]

                                                FOR: TRANSPRO, INC.

                                                Contact:
                                                Richard A. Wisot
                                                Chief Financial Officer
                                                (203) 859-3552
FOR IMMEDIATE RELEASE
---------------------

                                                Financial Dynamics
                                                Investors: Christine Mohrmann,
                                                Eric Boyriven, Alexandra Tramont
                                                (212) 850-5600

         TRANSPRO, INC. REPORTS FOURTH QUARTER AND YEAR END 2004 RESULTS
                           - 4Q SALES INCREASE 22.9% -
                    - 4Q NET INCOME RISES TO $2.4 MILLION OR
            $0.31 PER SHARE, WITH $0.69 PER SHARE FOR THE FULL YEAR -
           - OPERATIONS GENERATE $12.1 MILLION OF CASH FLOW IN 2004 -

NEW HAVEN, CONNECTICUT, March 23, 2005 - Transpro, Inc. (AMEX: TPR) today announced results for the fourth quarter and year ended December 31, 2004.

Charles E. Johnson, President and CEO, stated, "The fourth quarter saw a continuation of Transpro's solid performance in 2004. We generated net earnings of $2.4 million for the fourth quarter of 2004, or $0.31 per diluted share, while sales increased 22.9% from the fourth quarter of 2003 to $64.0 million.
Although market conditions have remained challenging as evidenced by the rising raw material and fuel costs along with intensified competitive pricing pressure in the Automotive and Light Truck marketplace, we were able to generate operating improvements as a result of adding sales through new customer wins and expansions, our efforts to control operating costs, and the favorable performance of the heavy duty truck market during the period. We also continued
our focus on working capital management, which resulted in further improvement in operating cash flow."

Sales in Transpro's Automotive and Light Truck Group were $43.2 million in the fourth quarter of 2004, compared to $36.7 million in the same period a year ago, an increase of 17.6%. Sales within the Automotive and Light Truck Group reflect increased sales of both heat exchange and temperature control products due to new customer wins in the past year and increased market penetration. These factors were somewhat diluted by continued competitive pricing pressure as well as the impact of higher fuel prices and interest rates on customers' purchasing decisions.

                                     -MORE-

TRANSPRO, INC. REPORTS FOURTH QUARTER 2004 RESULTS                        PAGE 2

For the 2004 fourth quarter, sales in the Company's Heavy Duty Group were $20.8 million, versus $15.4 million in the 2003 fourth quarter, an increase of 35.6%.
This significant increase in sales reflects ongoing strength within the Class 7 and 8 truck markets, resulting in increased demand from Transpro's Heavy Duty
OEM customer base, and the contributions of new business programs. Sales of the
Company's Heavy Duty Aftermarket products improved due to new product introductions, market actions to offset rising raw material costs and the strengthening of market segments served by this business.

Consolidated gross margin for the fourth quarter of 2004 was $14.5 million, or
22.6% of sales, versus a consolidated gross margin of $8.3 million, or 15.9% of sales, in the same period in 2003. The improvement in consolidated gross margin reflects the benefits of the Company's cost reduction actions, as well as higher sales levels in the quarter. These factors were somewhat offset by a combination of competitive pricing pressure within the Automotive and Light Truck Group and rising commodity costs impacting all business segments.

Selling, general and administrative expenses totaled $11.1 million, or 17.3% of net sales, in the 2004 fourth quarter, compared to $8.7 million, or 16.8% of net sales, in the same period in 2003. This increase is attributable to the higher level of sales, increased freight costs and increased accruals for incentive-related expenses. Operating income for the fourth quarter of 2004 was
$3.4 million, or 5.3% of net sales, versus an operating loss of $0.7 million, in the fourth quarter of 2003.

During the fourth quarter of 2004, the Company recorded a tax benefit of $0.9 million reflecting the reversal of a portion of its tax valuation reserve in anticipation of recording a gain in the first quarter of 2005 as a result of the sale of its Heavy Duty OEM business unit.

Consolidated net income for the 2004 fourth quarter totaled $2.4 million, or
$0.31 per diluted share, compared to a consolidated net loss of $1.6 million, or
$0.22 per diluted share, in the fourth quarter of 2003. The Company's 2003 fourth quarter results included $0.2 million in restructuring and special charges.

For the full year 2004, the Company reported net sales of $268.1 million, an increase of 17.2% over full year 2003 net sales of $228.7 million. In the
Automotive and Light Truck Group, net sales for 2004 were $185.3 million, a
10.4% increase over net sales of $167.9 million in 2003. In the Heavy Duty
Group, net sales for 2004 increased 36.3% to $82.8 million from $60.8 million in
2003.

Gross margin for 2004 was $52.6 million, or 19.6% of net sales, an increase of
39.6% over gross margin of $37.7 million, or 16.5% of net sales, in 2003.
Selling, general and administrative expenses totaled $43.0 million in 2004, or
16.0% of net sales, compared to $38.1 million, or 16.7% of net sales, in 2003.
The Company reported operating income of $9.6 million for the full year 2004 compared to an operating loss of $2.0 million in the prior year.

                                     -MORE-

TRANSPRO, INC. REPORTS FOURTH QUARTER 2004 RESULTS                        PAGE 3

Transpro reported consolidated net income for the full year 2004 of $5.2 million, or $0.69 per diluted share, versus a consolidated net loss of $4.5 million, or $0.65 per diluted share, in 2003. Results for 2004 include the $0.9 million tax benefit recorded in the fourth quarter due to the reduction in the tax valuation reserve. Included in the Company's results for the full year 2003 were restructuring and special charges of $1.5 million, as well as a tax benefit of $1.2 million, reflecting additional refundable income taxes recorded during the second and third quarters as a result of filing the 2002 federal income tax return.

The Company generated operating cash flows of $12.1 million in 2004, an improvement over operating cash flow of $8.7 million in 2003.

Inventory levels at the end of 2004 were $76.4 million compared to $76.0 million at the end of the third quarter of 2004 and $71.4 million at the end of 2003.
This reflects an improvement in overall inventory turns from 3.0 to 3.2 consistent with our ongoing commitment to improve asset utilization.

In late October 2004, Transpro announced that it had signed a letter of intent with Modine Manufacturing Company to merge Modine's aftermarket business, debt free, into Transpro, and to sell Transpro's Heavy Duty OEM business unit to
Modine for $17 million in cash.

The Company announced the signing of a definitive agreement relating to this transaction on February 1, 2005 and on February 4, 2005, the Antitrust Division
of the Department of Justice and the Federal Trade Commission granted early termination of the waiting period applicable to the merger under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to customary conditions, including the approval of Transpro's shareholders, the Company intends to close the merger transaction during the second quarter of 2005. After the merger, Transpro shareholders will hold 48% of the company's shares and
Modine shareholders will hold 52%. Transpro expects to be the acquirer for purchase accounting purposes, and Charles E. Johnson, Transpro's current CEO, will become the CEO of the new company.

In connection with this arrangement, on March 1, 2005, Transpro completed the sale of the stock of its Heavy Duty OEM business unit to Modine. As a result of this transaction, the Company expects to report a one-time pretax gain of approximately $6 million in the first quarter of 2005.

Mr. Johnson stated, "While 2004 was certainly a successful year for Transpro, we remain focused on the challenges that continue to have an effect on our marketplace. These include further increases in raw material and fuel costs, industry-wide competitive pricing pressure and a rising interest rate environment. Because of our many business improvements and cost reduction initiatives, the Company is now in a better position to deal with these issues than at any time in its recent history, but there is much work left to be done.
2005 will also be a transitional year for the Company as a result of the previously announced sale of our Heavy Duty OEM business unit and the merger with Modine Manufacturing's aftermarket business. While reported results in 2005 will benefit from the gain on the

                                     -MORE-

TRANSPRO, INC. REPORTS FOURTH QUARTER 2004 RESULTS                        PAGE 4

sale of the Heavy Duty OEM business unit, subsequent to March 1, 2005, we will no longer include the operating results of this profitable business unit in our financial results. Reported results in 2005 are also expected to benefit from the `negative goodwill' accounting impact generated by the merger transaction.
This treatment should allow us to write-down to zero the net book value of the acquired fixed assets and to record an expected one-time favorable income adjustment in the range of $20 million or more at time of the merger."

Mr. Johnson concluded, "In summary, we believe the merger, which is expected to close in the second quarter of 2005 subject to shareholder approval and other customary closing conditions, will result in the enhanced size, economies of scale, breadth of product offerings and financial strength necessary to compete globally as well as further improve operating performance after the transition period. As we have announced, we anticipate a 12-18 month period of restructuring, with charges estimated between $10 to $14 million, which will address a variety of actions designed to further reduce our costs and improve customer service. We expect to begin announcing various activities very soon related to this and other actions that will continue our cost and business improvement activities. The annualized synergy benefits, after the completion of this restructuring, are expected to be $20 million or more. While we anticipate that part of the gains we achieve will be offset by further global market competition and softening markets, our ultimate operating performance, after the restructuring period, is expected to show improved results. Driven by our
Strategic Corporate Values, we look forward to taking full advantage of the opportunity before us and moving Transpro 'into the passing lane'."

TRANSPRO, INC. is a leading manufacturer and distributor of aftermarket heat transfer and temperature control products for automotive and heavy-duty applications.

Transpro, Inc.'s Strategic Corporate Values are:
o Being An Exemplary Corporate Citizen
o Employing Exceptional People
o Dedication To World-Class Quality Standards
o Market Leadership Through Superior Customer Service
o Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Transpro's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

                                     -MORE-

TRANSPRO, INC. REPORTS FOURTH QUARTER 2004 RESULTS                        PAGE 5

In addition, there can be no assurance that the transaction with Modine will be completed, or as to its ultimate timing and terms. The following factors relating to the transaction, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the possibility that the companies may be unable to obtain required corporate and regulatory approvals or to satisfy other conditions for the transaction; (2) the risk that the businesses will not be integrated successfully; (3) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (4) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (5) the transaction may involve unexpected costs; (6) increased competition and its effect on pricing, spending, third-party relationships and revenues; (7) the risk of new and changing regulation in the U.S. and internationally; (8) the possibility that Transpro's businesses may suffer as a result of the transaction; and (9) other uncertainties and risks beyond the control of Transpro. Additional factors that could cause Transpro's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of Transpro, in the Quarterly Reports on
Forms 10-Q of Transpro, and Transpro's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION WITH MODINE AND WHERE TO FIND IT

In connection with the transaction with Modine, Modine and Transpro will file relevant materials with the SEC, including one or more registration statement(s)
that contain a prospectus and a proxy/information statement. Stockholders are urged to read the prospectus and proxy/information statement regarding the transaction when it becomes available, because it will contain important information about Modine, Transpro and the transaction. Stockholders will be able to obtain a free copy of the prospectus and proxy/information statement, as well as other filings containing information about Modine and Transpro, without charge, at the SEC's Internet site (http://www.sec.gov) and the companies'
respective Internet sites at www.modine.com and www.transpro.com.

Modine, Transpro and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies in respect of the transaction. Information regarding Modine's directors and executive officers is available in its proxy statement filed with the SEC by Modine on June 14, 2004, and information regarding Transpro's directors and executive officers is available in its proxy statement filed with the SEC on March 29, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy/information statement and other relevant materials to be filed with the SEC.

                                 TRANSPRO, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                      (UNAUDITED)
                                                     THREE MONTHS            TWELVE MONTHS
                                                  ENDED DECEMBER 31,       ENDED DECEMBER 31,
                                               ----------------------    ----------------------
                                                 2004         2003         2004         2003
                                               ---------    ---------    ---------    ---------

Net sales                                      $  64,015    $  52,073    $ 268,143    $ 228,704
Cost of sales                                     49,522       43,809      215,552      191,037
                                               ---------    ---------    ---------    ---------
Gross margin                                      14,493        8,264       52,591       37,667
Selling, general and administrative expenses      11,095        8,724       42,993       38,137
Restructuring and other special charges             --            230         --          1,490
                                               ---------    ---------    ---------    ---------
Operating income (loss)                            3,398         (690)       9,598       (1,960)
Interest expense                                   1,701          885        4,812        3,739
                                               ---------    ---------    ---------    ---------
Income (loss) before taxes                         1,697       (1,575)       4,786       (5,699)
Income tax (benefit)                                (663)         (20)        (392)      (1,163)
                                               ---------    ---------    ---------    ---------
Net income (loss)                              $   2,360    $  (1,555)   $   5,178    $  (4,536)
                                               =========    =========    =========    =========

Shares outstanding:
    Basic                                          7,106         7,106       7,106        7,106
    Diluted                                        7,508         7,106       7,493        7,106

Net income (loss) per share:
    Basic                                      $    0.33    $    (0.22)  $    0.72    $   (0.65)
    Diluted                                    $    0.31    $    (0.22)  $    0.69    $   (0.65)

                                  Table 1 of 3

                                 TRANSPRO, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       DECEMBER 31, 2004     DECEMBER 31, 2003
                                                       -----------------     -----------------

  Accounts receivable, net                                       $40,492               $46,056
  Inventories, net                                                76,368                71,427
  Other current assets                                             6,350                 6,133
  Net property, plant and equipment                               22,698                24,154
  Other assets                                                     7,993                 9,408
                                                       -----------------     -----------------
  Total assets                                                  $153,901              $157,178
                                                       =================     =================

  Accounts payable                                               $33,174               $32,816
  Accrued liabilities                                             20,115                18,134
  Total debt                                                      44,024                50,944
  Other long-term liabilities                                      9,753                11,664
  Stockholders' equity                                            46,835                43,620
                                                       -----------------     -----------------
  Total liabilities and stockholders' equity                    $153,901              $157,178
                                                       =================     =================

                                  Table 2 of 3

                                 TRANSPRO, INC.
                            SUPPLEMENTARY INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                   THREE MONTHS                      TWELVE MONTHS
                                                 ENDED DECEMBER 31,                ENDED DECEMBER 31,
                                             -------------------------       -------------------------
                                               2004            2003            2004            2003
                                             ---------       ---------       ---------       ---------

SEGMENT DATA
Net sales:
Automotive and light truck                   $  43,178       $  36,708       $ 185,331       $ 167,932
Heavy duty                                      20,837          15,365          82,812          60,772
                                             ---------       ---------       ---------       ---------
   Total                                     $  64,015       $  52,073       $ 268,143       $ 228,704
                                             =========       =========       =========       =========

Operating income (loss):
Automotive and light truck                   $   2,986       $      (9)      $  11,428       $   4,219
Restructuring and other special charges           --              (176)           --              (864)
                                             ---------       ---------       ---------       ---------
   Automotive and light truck total              2,986            (185)         11,428           3,355
                                             ---------       ---------       ---------       ---------
Heavy duty                                       2,439             612           4,935            (121)
Restructuring and other special charges           --               (54)           --              (626)
                                             ---------       ---------       ---------       ---------
   Heavy duty total                              2,439             558           4,935            (747)
                                             ---------       ---------       ---------       ---------
Corporate expenses                              (2,027)         (1,063)         (6,765)         (4,568)
                                             ---------       ---------       ---------       ---------
   Total                                     $   3,398       $    (690)      $   9,598       $  (1,960)
                                             =========       =========       =========       =========

CAPITAL EXPENDITURES, NET                    $     990       $   1,821       $   4,695       $   5,055
-------------------------                    =========       =========       =========       =========

                                  Table 3 of 3

                                       END